SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                JANUARY 25, 2000
                                 Date of Report
                        (Date of Earliest Event Reported)


                              INTECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                    0-28437                 95-4702570
      ---------------              -----------            --------------
      (State or other              (Commission             (IRS Employer
      jurisdiction of              File Number)          Identification No.)
      incorporation)


                321 NORTH MALL DRIVE, SUITE K-102, ST. GEORGE, UT   84790
                    (Address of principal executive offices)

                                (435) 656-3677
                         (Registrant's telephone number)

                                   JETCO, INC.
           860 VIA DE LA PAZ, SUITE E-1, PACIFIC PALISADES, CA 90272
                        (Former name and former address)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     (a) On January 25, 2000, Jetco, Inc. ("Jetco" or the "Registrant"), a Delaware Corporation, entered into a Merger Agreement (the "Merger Agreement") with AmeriStar Corp. ("AmStar"), a Nevada corporation. Pursuant to the terms of the Merger Agreement, and subject to the conditions set forth therein (including approval of the transactions by the stockholders), AmStar will be merged with and into Jetco (the "Merger"). The Merger was effective as of January 25, 2000. The separate existence of AmStar ceased. Jetco is the surviving corporation, the name of which was changed to "InTechnologies, Inc."

As of January 25, 2000, 25,000,000 shares of Registrant's common stock were issued and outstanding. 23,750,000 common shares are held by the shareholders of AmStar and 1,250,000 common shares are held by the existing shareholders of Jetco.

The Merger Agreement was adopted by the unanimous consent of the Board of Directors and shareholders of Registrant on January 25, 2000. The Merger Agreement was adopted by the unanimous consent of the Board of Directors and shareholders of AmStar on January 25, 2000.

The sole consideration transferred by the AmStar Shareholders for shares of Registrant's common stock was the exchange of their respective AmStar shares.

On the effective date of the Merger, the officers and director of Jetco, Inc. resigned and new officers and directors of Registrant were elected. (See Item 2, Acquisition or Disposition of Assets - "Management" below.)

AmStar is a newly formed company. It will attempt to acquire interests in businesses that develop and distribute information technology products and services to the federal, state and local governments and industrial firms in North America. AmStar has executed agreements with an investor to borrow up to $65 million for these purposes. These agreements require the conversion of all or portions of the debt into Registrant's shares, provided certain terms and conditions are met. These agreements are binding upon Registrant.

A copy of the Merger Agreement is filed as an exhibit to this Form 8-K and is incorporated herein in its entirety. The description of each exhibit contained in this report is modified by such reference.

(b) The following table contains information regarding the shareholdings of Registrant's current directors and executive officers and those persons or entities who have the right to vote or direct the vote or beneficially own more than 5% of the Registrant's common stock or rights to acquire common stock:

                                                              Percent Of
                                    Amount of Common          Common Stock
                                    Stock Beneficially      Beneficially Owned
                                    Owned or Right to         Or Right to
Name                                  Direct vote            Direct Vote (1)
-----------------                   -----------------       ------------------
O. Russell Crandall, Jr.                500,000 (2)(3)              2.0%

William M. Noe                          500,000 (3)                 2.0%

S. Allen Selby                          125,000 (3)                  *

James F. Walters                        280,710 (3)(4)              1.1%

James R. Herbert                        500,000 (3)(5)              2.0%

John H. Dunmar                          125,000 (3)                  *

Gregory J. Layton                       125,000 (3)                  *

Tracy Gnagy                             500,000 (3)                 2.0%

Hartley J. Chazen                       250,000 (3)                 1.0%

AmeriStar Network, Inc.              12,000,000 (6)(2)             48.0%


*  less than 1%

------------------------
(1)  Based upon 25,000,000 outstanding shares of common stock.

(2) Shares held by Oscar Russell Crandall, Jr. Family Trust, of which Mr. Crandall is a trustee. Mr. Crandall disclaims beneficial ownership of any of said shares. Does not include 12,000,000 shares owned by AmeriStar Network, Inc., of which Mr. Crandall is chief executive officer and chairman (see note (6) below).

(3) The officers and directors of AmStar purchased shares of the AmStar stock at its par value. The consideration paid in each case was nominal.

(4) Includes 22,918 shares of common stock held by PageOne Business Productions, LLC ("PageOne"), a Delaware limited liability company, of which Mr. Walters is a managing member and which has entered into a consulting agreement with Registrant (see Exhibit 10.1). Includes 2,792 shares previously owned by Mr. Walters and 250,000 shares received in exchange for his shares in AmStar, per footnote (3) above. Does not include 879,583 shares held by AppleTree Investment Company, Ltd. ("AppleTree"), a European investment group domiciled in the Isle of Man. AppleTree is owned by an Isle of Man trust. AppleTree owns approximately 60% of PageOne.
     PageOne and Mr. Walters disclaim beneficial ownership of any of said shares.

(5) Does not include 12,000,000 shares owned by AmeriStar Network, Inc. ("AMWK"), of which Mr. Herbert is a director (see note (6) below).

(6) AmeriStar Network, Inc. received 12,000,000 shares of common stock in return for the assignment of a loan commitment from a private investor dated August 5, 1999 (see pp 3-5). Subsequently, portions of this agreement were modified by negotiation between AmStar and the investor. (The final agreement is annexed hereto as Exhibit 10.2).

     O. Russell Crandall, Jr., the Chairman and Chief Executive Officer of Registrant, is also the Chairman and Chief Executive Officer of AMWK. In addition, James R. Herbert, a Senior Vice President and Director of Registrant is also Senior Vice President and a member of the Board of Directors of AMWK. As a result of the interrelated board memberships, AMWK has the indirect ownership of a majority of the outstanding shares of Registrant and can elect all of the directors of Registrant. Therefore, the possibility exists that conflicts of interest may arise (see Risk Factors in Item 2).



ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

The Registrant intends to continue the business development formerly undertaken by AmeriStar Corp., a Nevada corporation ("AmStar").

Business
--------

Registrant is seeking to acquire businesses or interests therein that develop and distribute information technology products and services to federal, state and local governments and industrial firms in North America. Registrant expects to initially fund its activities through funds derived from a private investor.

AmStar executed agreements with an investor to borrow up to $65 million. All or portions of this debt are required to be converted into shares of the Registrant, provided certain terms and conditions are met, the principal one of which relates to the market price of Registrant's stock on the maturity date of each debt advance.

A copy of the Loan Agreement and Subscription Agreement are filed as exhibits to this Form 8-K (Exhibits 10.2 and 10.3, respectively) and are incorporated herein in their entirety. The description of each exhibit contained in this report is modified by such reference.

Registrant  intends  to make  investments  in early  stage  companies  that have developed computer, communication and Internet technologies that can be distributed through businesses in which Registrant holds an interest or can benefit from the expertise of Registrant's management or the management of one of such acquired businesses. Senior executives of Registrant have identified a number of companies which have developed cutting edge technologies in the fields of computer and telephone technologies, although no discussions are now underway with any of them. The identity of these target businesses has been approved by the investor.

Up to $65 million of the financing for Registrant's intended acquisitions, investments and working capital may be obtained from a Florida resident. The entire amount of the loan is dependent upon the happening of certain conditions. The loan agreement requires the advance to Registrant of $3.5 million upon either (a) Registrant's common stock closing at a price of at least $5.00 per share on at least 20 days out of 30 days with an average trading volume of at least 15,000 shares per day, or (b) when Registrant has agreements with at least three companies approved by the investor with the only remaining condition to closing with such companies being the actual advance to Registrant of $3.5 million.

Subsequent to this first advance, the loan agreement provides for three closings in the amount of $10,500,000 each and, then, three closings each in the amount of $10,000,000 scheduled in sequence. Each closing is subject to the daily closing market price of Registrant's common stock being at least $5.00 per share and trading at an average volume of at least 15,000 shares per day for at least 20 out of the preceding 30 days. The individual loans funded in this manner bear interest at the rate of 6% per annum (18% per annum after maturity) and each is for a term of one year.

Simultaneously with the execution of the loan agreement, the investor subscribed to shares of Registrant's common stock. Under the subscription agreement, the investor is required to purchase 5,000,000 shares at a price of $7.00 per share and 3,000,000 shares at a price of $10.00 per share, for an aggregate investment of $65 million. As each loan is closed (after the first loan), the investor is obligated to deliver to Registrant the note received by the investor at the preceding loan closing. Therefore, in order to obtain cancellation of the loans made to Registrant and receive the Registrant's shares to which the investor subscribed, Registrant's common stock must continue to trade at a price of $5.00 per share with an average trading volume of at least 15,000 shares for at least 20 out of 30 days between each loan closing. In the event the closing price of Registrant's common stock does not reach $5.00 for the required period of time prior to the maturity of an outstanding loan (approximately one year), Registrant would be required to pay such outstanding loan. In such case, it is not likely that Registrant will have sufficient funds with which to meet the obligation, resulting in Registrant being forced to sell assets at below market prices or allow the loan obligation to go into default. (See Risk Factors.)


Management
----------
Upon completion of the merger, the officers and directors of AmStar became the officers and directors of Registrant. The management of Registrant consists of:

Name                          Position
----                          --------
O. Russell Crandall, Jr.      Chairman, Chief Executive Officer

William M. Noe                Director, President and Chief Operating Officer

S. Allen Selby                Executive Vice President

James F. Walters              Director, Senior Vice President -- Finance,
                               Treasurer and Chief Financial Officer

James R. Herbert              Director, Senior Vice President -- Acquisitions

John H. Dunmar                Vice President -- Marketing

Gregory J. Layton             Vice President -- Business Development

Tracy Gnagy                   Vice President -- Administration

Hartley J. Chazen             Secretary

O. RUSSELL CRANDALL, JR. is the Chairman of the Board and Chief Executive Officer of Registrant. Mr. Crandall is also founder, President and CEO of Registrant's affiliate, AmeriStar Network, Inc. In that capacity, Mr. Crandall secured financing for the Company by issuing common stock to the public in an offering under Section 504 promulgated by the Securities & Exchange Commission. He also negotiated the acquisition of CVS Technologies, Inc., the licensing of the Vlender.com Wholesale Lending Center (an Internet network of mortgage lenders) and the funding for a business development affiliate in the amount of $65 million.

Prior to founding AmStar, Mr. Crandall was the co-founder, Executive Vice President and author of the Business Plan for CompuLoan Financial Services Group, a nationwide mortgage broker based in Salt Lake City, and Executive Vice President of CompuLoan Originators, Inc., a computer loan origination company. He was responsible for the development of the software system and general management of the business. He developed participating mortgage lender lists in excess of 65 lenders and was responsible for RESPA compliance. Mr. Crandall has served as Corporate Secretary and Board Member of Preferred Employee Benefit Association, a third party administration company for health insurance benefits. Mr. Crandall attended Boise State College and the University of Utah and has his Utah Real Estate Certification.

WILLIAM M. NOE is the President and Chief Operating Officer of Registrant and a member of the Board. Based in New York City, Mr. Noe has 35 years' experience in real estate development and venture capital finance. He founded Asset Development Corporation in 1974 and serves as Chief Executive Officer of this company, which provides financial consulting services to new business ventures and real estate developments. Asset Development Corporation is currently financial advisor to the Board of Directors of three public companies and two private companies.

Since 1997 to present, Mr. Noe has also served as Chairman of Caribbean Building Systems Ltd., a construction company based in the West Indies. Commencing in August 1999, Mr. Noe became the Managing Director of Techtanica Enterprises, a building materials company based in Canada, and the Chief Financial Officer of Interactive Entertainment Development, Inc., an Internet portal and content development company. Mr. Noe was Chief Financial Officer of Dynamatic Corporation during 1995, and Vice President of Finance of Maxwell Dynamometer Systems Inc. from 1991 to 1995. During 1989 he served as Executive Vice President of MicroComputer Publishing Center Inc., and from 1986 to 1987 he was the Director of Communications for Kidder, Peabody & Co., Inc., a member firm of the New York Stock Exchange. Mr. Noe holds an M.B.A. (Finance) from the Harvard Business School and a B.A. (Economics) from the University of Southern California.

S. ALLEN SELBY is the Executive Vice President of Registrant. Since 1990, Mr. Selby has been principal of his own consulting business specializing in the acquisition of private companies and their operational reorganization and marketing repositioning. A graduate of Yale University with a degree in Engineering, Mr. Selby joined Radio Shack upon graduation designing high fidelity equipment. After a decade in the consumer electronics business, during which time he represented such innovative products as Neumann Microphones, Dolby B, Braun Audio, Dahlquist and Bose loudspeakers and companies such as Harman Kardon and Citation Electronics and designed and built major audio facilities for the film industry, Mr. Selby rejoined Radio Shack and became Merchandise Manager responsible for $370 million in sales of audio equipment.

In 1980, Mr. Selby was recruited by Columbia Broadcasting Company, Inc. as Vice President of Advertising and Merchandising of Pacific Stereo, a 115-store chain with revenues from hi-fi and video products of $175 million. Promoted to Vice President - Technical Development, developing product for CBS video games, and then Corporate Vice President, he was involved in asset acquisitions and dispositions and business development for all divisions of CBS worldwide. From 1985 to 1988, Mr. Selby was the Vice President for Marketing of Buffton Corporation, where his primary responsibility was the acquisition of businesses to complement Buffton's core business activities in computer cable assemblies. From 1988 to 1990, he was Executive Vice President - Corporate Development for Brinkman Corporation, responsible for all acquisition activities, which resulted in seven acquisitions and bids for such well-known brands as Thermos and Genie.

JAMES F. WALTERS served as the Senior Vice President - Finance, Treasurer and Chief Financial Officer of AmStar since December 1999 and is a member of the Board of Directors. Mr. Walters joined Kellogg & Andelson as an accountant in 1976, was elected a partner in 1980, was promoted to Managing Partner in 1984 and elected Chairman of the Board of Kellogg & Andelson Accountancy Corporation in 1995. As Chairman, Mr. Walters is currently responsible for the overall management of the 80-person firm. Mr. Walters has assisted the firm's clients in connection with the preparation of their initial public offerings, private finance, merger, acquisition and restructuring strategies. He continues to be an active consultant in the many phases of client business operations, such as operational control systems, general management and capital funding, servicing middle market companies in many different industries, including aerospace, mail order, entertainment, high tech, retail, import/export, graphic design, business management, plastics and publishing.

Mr. Walters previously served as a member of the Board of Directors of Kistler Aerospace, a manufacturer of reusable rockets that deliver satellites into orbit, and was instrumental in the initial financing of that company. He also serves as a member of the Board of directors of California Fitnuts, Inc., a start-up company that produces, through a patented process, nuts that have 50% less fat. In addition, Mr. Walters has founded, owned and managed companies in the commercial photography, corporate events, auto repair and concrete molding industries. Mr. Walters received an M.B.A. degree from Pepperdine University in 1981 and a B.S. degree in Accounting from California State University, Northridge, in 1976.

Mr. Walters devotes part of his time to the Registrant and the balance to his other responsibilities. Mr. Walters intends to execute an employment agreement which will be filed as an exhibit by amendment to this Report on Form 8-K.

JAMES R. HERBERT is Senior Vice President - Acquisitions of AmStar and a member of the Board of Directors. Mr. Herbert has more than thirty years of experience in real estate development and financing activities. He was a founder and principal of CVS Technologies, Inc. and negotiated its acquisition by the Company. Mr. Herbert is a principal in STS Power pedal and World Power Bike, Inc., a company which holds the exclusive world rights to a new scientifically proven crank system for pedaling bicycles, exercise stationary bicycles and physiotherapy bicycles. He is also co-principal of Venture Holdings, Inc., a venture capital consulting company, and was a major shareholder and Director of Sedona Industries, Ltd., a Canadian public company listed on the Toronto Stock Exchange, until that company's exclusive rights to proprietary technology allowing fresh, crisp french fries to be dispensed by vending machines were sold four years ago.

During the 1980s, Mr. Herbert was a real estate developer active in Arizona (a 947-acre development in Cave Creek, Arizona) and Texas (a 1,500-acre development, including a Tom Fazio-designed 18-hole championship golf course, a destination resort hotel and conference center, residential lots and townhouses, that was built-out and sold off by 1988). During the 1970s, Mr. Herbert formed Mather Oil & Gas, Inc. with Mather Corporation, with each holding a 50% interest in the venture. This company raised $30 million through the Vancouver Stock Market and was one of the most successful oil and gas programs underwritten in Canada. Mr. Herbert holds a certification as AACI (Appraisal Institute of Canada) from the University of British Columbia.

JOHN H. DUNMAR is Vice President - Marketing for AmStar. From 1992 to August 1999 Mr. Dunmar has served as Vice President and Director of Account Services of Coe & Co. Inc., an advertising consulting company, where he was responsible for providing project management and consulting services to various market-driven businesses. During the same period, Mr. Dunmar founded and served as principal of The Dunmar Consulting Group, which also provides project management and consulting services. Prior thereto, he served as Executive Vice President and Director of Client Services for W. Pfaff Inc. from 1989 to 1992.

From 1979 to 1988, Mr. Dunmar served as Senior Vice President and Management Supervisor, and subsequently as Senior Vice President and Director of Business Development at Saatchi & Saatchi Worldwide Inc. From 1970 to 1980 he worked in various capacities at J. Walter Thompson Co., finishing as Vice President and Management Supervisor. Mr. Dunmar holds an M.B.A. from American Graduate School of International Management and a B.S. in Engineering from the University of California Los Angeles.

GREGORY J. LAYTON is AmStar's Vice President - Business Development. Mr. Layton has a wide and varied background in successfully managing, growing and turning around companies both private and public. Mr. Layton's experience includes preparing companies for mergers, acquisitions and public offerings. From 1997 to the present, Mr. Layton has been a consultant to several companies in high-tech industries and is a syndicated partner with Boles, Knop & Company, investment bankers specializing in high-tech mergers and acquisitions.

In 1996 and 1997, Mr. Layton was engaged by Sysorex Information Systems, Inc., a $150 million PC systems integrator to restructure its business. As vice President Sales and Marketing, he developed and implemented a new Strategic Plan, rebuilt the company's sales staff and web site. Within seven months, the company won over $2 billion in contracts and Mr. Layton engineered the sale of the company in 1997 for over $46 million to VANSTAR, a $2.5 billion computer company. In 1994 until he joined Sysorex, Mr. Layton was Vice President Business Development for government Technology Magazine, a nation periodical and conference organizer for the state and local government information technology market. He restructured the company for more efficient expansion, established the corporate offices in Washington, D.C. and led the company's efforts to develop marketing strategies for such major computer companies as IBM, EDS, Oracle, Xerox, Compaq, Bay Networks, BTG and GTSI to address the state and local government markets.

From 1992 until 1994, Mr. Layton was the Executive Vice President of Maxwell Dynamometers, Inc. He co-authored a business plan for the company to take advantage of the newly enacted EPA Clean Air Act by designing vehicle emissions testing equipment for the EPA-mandated program and was instrumental in raising $1.5 million in venture capital funding for the company. In addition, Mr. Layton was responsible for sales of the old product line, as well as the new emissions testing equipment. In 1983, Mr. Layton was a founding executive of Government Technology Services, Inc. (GTSI) and a key member of the executive team which grew the business from a start-up company with four employees to over $400 million with 500 employees. He held several positions at the Vice President level, including VP Marketing, VP Sales, VP Business Development and VP Marketing Communications, and was directly responsible for the company's Federal Government GSA contract which grew to over $140 million under his supervision. He had a primary role in preparing the company for its successful public offering in 1991 and retired shortly thereafter.

TRACY GNAGY is the Vice President - Administration for AmStar. With an extensive educational and business background in accounting, Ms. Gnagy is co-founder of CVS Technologies, Inc. and co-principal of Venture Holdings, Inc. For nearly two decades, Ms. Gnagy has been the accountant for Mather Oil & Gas, Inc., Mather Corporation, Texacan Investments, Inc., Venture Holdings, Inc. and Venture Properties, Ltd. In addition to being the Chief Administrative Officer of the Company, Ms. Gnagy is also President of S.C.R.E Development Corporation, developer of a successful subdivision, consisting of 40 2.5-acre lots, known as Saddle Club Ranch Estates.

HARTLEY J. CHAZEN is Registrant's secretary. Mr. Chazen has practiced corporate and securities law for more than 30 years. He is Of Counsel to McLaughlin & Stern, LLP, New York City, which acts as Registrant's general counsel.

RISK FACTORS RELATED TO THE MARKET FOR REGISTRANT'S SECURITIES

NO CURRENT TRADING MARKET FOR THE COMPANY'S SECURITIES. There is currently no established public trading market for the securities of the Company. The Company intends to apply for admission to quotation of its securities on the NASD OTC Bulletin Board and, if and when qualified, it intends to apply for admission to quotation on the NASDAQ SmallCap Market. There can be no assurance that an active or regular trading market for the common stock will develop or that, if developed, will be sustained. Various factors, such as the Company's operating results, changes in laws, rules or regulations, general market fluctuations, changes in financial estimates by securities analysts and other factors may have a significant impact on the market price of the Company's securities. The market price for the securities of public companies often experience wide fluctuations which are not necessarily related to the operating performance of such public companies such as high interest rates or impact of overseas markets.


PENNY STOCK REGULATION. Upon commencement of trading in the Company's stock, if such occurs (of which there can be no assurance) the Company's common stock may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statement must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will reach or maintain such a level.

PRESENT FUNDING ARRANGEMENTS

     As earlier described (see discussion on pages 3-5), the Registrant entered into an agreement with a Florida investor for the loan of a maximum of $65 million. The initial advance ($3.5 million) is for one year and depends on either the existence of a stable market for the Registrant's shares (trading for 15 days during any 20 trading days for $5.00 per share at volumes of at least 15,000 shares) or the completion of negotiations and entrance into definitive contracts for the acquisition of or investment in three companies having information technology businesses, upon terms acceptable to the investor. Further advances are to be made if Registrant's shares maintain a market price and duration described above. Each loan advance is for one year. At the maturity of each advance, the loan is to be converted into shares of Registrant's stock (at a predetermined price per share), if, but only if, the market price for such shares is in excess of $5.00 per share, which market has been maintained for the periods and in the trading depth described above. As a result, Registrant is now entirely dependent upon not only the development of a market for its shares, but a trading market of the foregoing character and extent. It is possible, for example, for Registrant to have received initial and some subsequent fundings, all of which were used to acquire target companies or interests therein. Those shares or interests would be illiquid. If one or more of the target companies does poorly, the market price of Registrant's stock might become adversely impacted. Since each advance is due in one year, unless the market price of Registrant's stock is at or above $5.00 per share for a period of time and in an average trading volume as described above, the debt will not be exchanged for common stock, and the Registrant may be in default of its obligation. Under those circumstances, unless the Registrant obtained further financing or sold its interests in one or more of its investments or holdings, the holder of the debt could foreclose, with the result that the other stockholders may suffer a loss of all of their investment.

MARKET PRICE MAY BE ADVERSELY AFFECTED BY EXISTING CONTRACT ARRANGEMENTS.

     The former holders of Registrant's stock will have the right to sell their shares during the first year subsequent to the merger date. In addition, the subscription agreement pursuant to which the Florida investor is required to exchange Registrant's shares for matured debt borrowed from the investor provides for the registration of such shares upon the happening of certain events, including the investor's demand. Even if a substantial trading market for Registrant's common stock develops, the mere existence of these shares as potential additions to the supply of shares at any time may adversely affect both the market price of the shares or the ability to attract a sufficient number of investors to maintain the market price and trading range and volume necessary to require the conversion of the investor's debt into Registrant's common stock.

THE CONCENTRATED OWNERSHIP OF REGISTRANT'S SHARES MAY RESULT IN CONFLICTS OF INTEREST TO REGISTRANT'S POSSIBLE DETRIMENT

     As indicated below ("Ownership of Registrant is Concentrated," page 15), a separate corporation, AmeriStar Network, Inc. ("AMWK"), a company engaged in the mortgage business, indirectly controls a majority of Registrant's outstanding shares. As a result of its control, it may cause Registrant to take or fail to take certain corporate actions which may be beneficial to AMWK but disadvantageous to Registrant. In addition, the person who is advancing funds to Registrant will own more than one-third of Registrant's outstanding shares (after all $65 million of debt has been exchanged for shares of Registrant's common stock). As Registrant's primary (and, now, only) lender and as a major shareholder, the investor may have an influence on Registrant not necessarily shared by other stockholders. For example, the investor might strongly suggest investment in or purchase or other acquisition of companies in which he or others associated with him have an interest. It would be the responsibility of Registrant's Board of Directors to determine whether such a relationship exists, and if it does, whether the proposed transaction is on terms and conditions advantageous to Registrant.

FACTORS THAT MAY AFFECT FUTURE RESULTS

     The Company operates in a rapidly changing environment that involves a number of risks, some of which are beyond Registrant's control. Forward- looking statements in this document and those made from time to time by the Company through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements concerning the expected future revenues or earnings or concerning projected plans, performance, product development, product release or product shipment, as well as other estimates related to future operations are necessarily only estimates of future results and there can be no assurance that actual results will not materially differ from expectations.

     Factors that could cause actual results to differ materially from results anticipated in forward-looking statements include, but are not limited to, the following:

REGISTRANT MAY NOT HAVE OPERATING INCOME OR NET INCOME IN THE FUTURE.

REGISTRANT MAY INCUR SIGNIFICANT COSTS TO AVOID INVESTMENT COMPANY STATUS AND MAY SUFFER ADVERSE CONSEQUENCES IF DEEMED TO BE AN INVESTMENT COMPANY.

     Registrant may incur significant costs to avoid investment company status and may suffer other adverse consequences if deemed to be an investment company under the Investment Company Act of 1940. Some equity investments in other businesses made by Registrant (directly or through its venture subsidiaries may constitute investment securities under the 1940 Act. A company may be deemed to be an investment company if it owns investment securities with a value exceeding 40% of its total assets, subject to certain exclusions. Investment companies are subject to registration under, and compliance with, the 1940 Act unless a particular exclusion or SEC safe harbor applies. If Registrant were to be deemed an investment company, it would become subject to the requirements of the 1940 Act. As a consequence, Registrant would be prohibited from engaging in business or issuing its securities as it has in the past and might be subject to civil and criminal penalties for noncompliance. In addition, certain of Registrant's contracts might be voidable, and a court-appointed receiver could take control of Registrant and liquidate its business.

     Although it is now intended that Registrant's investment securities will comprise less than 40% of its assets, fluctuations in the value of these securities or of Registrant other assets may cause this limit to be exceeded. This would require Registrant to attempt to reduce its investment securities as a percentage of its total assets. This reduction can be attempted in a number of ways, including the disposition of investment securities and the acquisition of non-investment security assets. If Registrant sells investment securities, it may sell them sooner than it otherwise would. These sales may be at depressed prices and Registrant may never realize anticipated benefits from, or may incur losses on, these investments. Some investments may not be sold due to contractual or legal restrictions or the inability to locate a suitable buyer. Moreover, Registrant may incur tax liabilities when it sells assets. Registrant may also be unable to purchase additional investment securities that may be important to its operating strategy. If Registrant decides to acquire non-investment security assets, it may not be able to identify and acquire suitable assets and businesses.

REGISTRANT DEPENDS ON CERTAIN IMPORTANT EMPLOYEES, AND THE LOSS OF ANY OF THOSE EMPLOYEES MAY HARM REGISTRANT'S BUSINESS.

     The loss of the services of any of Registrant's executive officers or key employees may harm its business. Registrant's success also depends on its continuing ability to attract, train, and motivate other highly qualified technical and managerial personnel.

REGISTRANT'S STRATEGY OF EXPANDING ITS BUSINESS THROUGH ACQUISITIONS OF OTHER BUSINESSES AND TECHNOLOGIES PRESENTS SPECIAL RISKS.

     Registrant  intends  to  continue  to expand  through  the  acquisition  of
businesses,   technologies,   products,  and  services  from  other  businesses.
Acquisitions involve a number of special problems, including:

     .    difficulty   integrating  acquired   technologies,   operations,   and
          personnel with the existing business;

     . diversion of management attention in connection with both negotiating the acquisitions and integrating the assets;

     . strain on managerial and operational resources as management tries to oversee larger operations;

     .    exposure to unforeseen liabilities of acquired companies;

     .    potential  issuance of securities in connection  with the  acquisition
          which  securities   lessen  the  rights  of  holders  of  REGISTRANT's
          currently outstanding securities;

     .    the need to incur additional debt;

     . the requirement to record additional future operating costs for the amortization of goodwill and other intangible assets, which amounts could be significant.

     Registrant may not be able to successfully address these problems. Moreover, Registrant's future operating results will depend to a significant degree on its ability to successfully manage growth and integrate acquisitions. In addition, many of Registrant's investments may be in early-stage companies with limited operating histories and limited or no revenues. Registrant may not be able to successfully develop these young companies.

REGISTRANT IS SUBJECT TO INTENSE COMPETITION.

     The market for information technology products and services is highly competitive. Moreover, the market for Internet products and services lacks significant barriers to entry, enabling new businesses to enter this market relatively easily. Competition in the market for Information Technology products and services may intensify in the future. Numerous well-established companies and smaller entrepreneurial companies are focusing significant resources on developing and marketing products and services that will compete with Registrant's products and services. In addition, many of Registrant's current and potential competitors have greater financial, technical, operational, and marketing resources. Registrant may not be able to compete successfully against these competitors in selling its goods and services. Competitive pressures may also force prices for Information Technology goods and services down and such price reductions may reduce Registrant's revenues.

REGISTRANT'S STRATEGY OF SELLING ASSETS OF OR INVESTMENTS IN THE COMPANIES THAT REGISTRANT HAS ACQUIRED AND DEVELOPED PRESENTS RISKS.

     An element of Registrant's business plan involves selling, in public or private offerings, the companies or portions of the companies that it has acquired and developed (while retaining those which have been successfully integrated into its core information technology business). Market and other conditions largely beyond Registrant's control affect Registrant's ability to engage in such sales; the timing of such sales; and the amount of proceeds from such sales.

     As a result, Registrant may not be able to sell some of these assets. In addition, even if Registrant is able to sell, it may not be able to sell at favorable prices. If Registrant is unable to sell these assets at favorable prices, its business will be harmed.

OWNERSHIP OF REGISTRANT IS CONCENTRATED.

     AmeriStar Networks, Inc. beneficially owned 48% of Registrant's outstanding common stock and has indirect control over an additional 4% through interconnected boards of directors as of January 25, 2000. As a result, AMWK possesses significant influence over Registrant on matters including the election of directors. Additionally, a private investor owned approximately 32% as of January 25, 2000. The concentration of Registrant's share ownership may: delay or prevent a change in control of Registrant; impede a merger, consolidation, takeover, or other business involving Registrant; or discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of Registrant.


ITEM 5.   OTHER EVENTS

     On January 25, 2000, Jetco received and accepted the resignations of George Todt as President and Director and Mary Elizabeth Rowbottom as Secretary. On the same date, the officers and directors of AmStar were designated to serve in their same capacities for the Registrant until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their prior resignation or termination.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Business Acquired.

     It is impracticable to provide the required financial statements for the acquired business referred to in Item 2 above. The registrant intends to file such financial statements as soon as practicable but not later than 60 days after the report on Form 8-K must be filed with respect to such acquisition.

     (b) Pro forma Financial Information.

    Not applicable.

     (c) Exhibits.

     There is attached hereto the following exhibits:

Exhibit
   No.                 Description
-------                -----------
  2.1 Agreement of Merger by and between Jetco, Inc. and AmeriStar Corporation dated January 25, 2000.

  3.(i)   Certificate of Incorporation of Registrant (Amended and Restated)

  3.(ii)  Bylaws of Registrant (Amended and Restated)

  10.1 Consulting Agreement between PageOne Business Productions LLC and Registrant dated January 25, 2000

  10.2    Loan Agreement dated January 12, 2000

  10.3    Subscription Agreement dated January 12, 2000

  99.1    Press  Release  issued by  Jetco, Inc.  on January 27, 2000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    InTechnologies, Inc.


                                    By   /s/ William M. Noe
                                        -------------------
                                        President


Date: February 9, 2000

                                 EXHIBIT INDEX

  2.1 Agreement of Merger by and between JETCO, INC. and Ameristar Corporation dated January 25, 2000.

  3.(i)   Certificate of Incorporation of Registrant (Amended and Restated)

  3.(ii)  Bylaws of Registrant (Amended and Restated)

  10.1 Consulting Agreement between PageOne Business Productions LLC and Registrant dated January 25, 2000

  10.2    Loan Agreement dated January 12, 2000

  10.3    Subscription Agreement dated January 12, 2000

  99.1    Press  Release  issued by  JETCO, INC.  on January 27, 2000.